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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              --------------------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 2006

                       THE MERIDIAN RESOURCE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            TEXAS                         1-10671                76-0319553
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                        1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
              (Address of Principal Executive Offices) (Zip Code)

                                  281-597-7000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTIONS OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS.

(d) On November 15, 2006, the Board of Directors (the "Board") of The Meridian Resource Corporation (the "Company") elected Dr. C. Mark Pearson to fill the vacancy created by the resignation of James R. Montague from the Board on March 13, 2006. Dr. Pearson was elected as a Class I Director. The Board has not yet appointed Dr. Pearson as a member of any committee.

         As a new member of the Board, Dr. Pearson will be entitled under the Company's 2006 Director Incentive Plan to an option to purchase 15,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, subject to vesting requirements. As a member of the Board, the Company will also pay Dr. Pearson an annual retainer, payable in quarterly installments, of $25,000, and will pay him $2,500 for each Board meeting he attends in person or $1,000 for each Board meeting he attends telephonically.

         There are no current or proposed transactions between the Company and Dr. Pearson or his immediate family members requiring disclosure under Item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE MERIDIAN RESOURCE CORPORATION
                                               (Registrant)



                                               By: /s/ Lloyd V. DeLano
                                                   ----------------------------
                                                   Lloyd V. DeLano
                                                   Senior Vice President
                                                   and Chief Accounting Officer


Date: November 17, 2006